Exhibit 99.1

CHROMADEX CORPORATION REPORTS SECOND QUARTER 2019 FINANCIAL RESULTS

- Second Quarter 2019 Net Revenues Increased by 42% to $11.1 Million -

Second Quarter 2019 Highlights vs. Second Quarter 2018

●
Strong growth in net sales to $11.1 million, significantly higher gross margins, and improved marketing efficiency year-over-year
●
TRU NIAGEN net sales of $8.7 million, a 17% increase sequentially and a 134% increase year-over-year
●
Global expansion continued with initial cross-border sales in China and Japan, and new Canadian retail distribution in Whole Foods Ontario locations
●
New clinical study further demonstrated safety of sustained NIAGEN supplementation at recommended daily serving as well as statistically significant sustained blood NAD+ levels

LOS ANGELES, August 7, 2019 (GLOBE NEWSWIRE) - ChromaDex Corp. (NASDAQ:CDXC) today reported second quarter 2019 financial results.

 “We successfully continue to build our global TRU NIAGEN brand and consequentially had another quarter strengthening our business momentum, economics and brand foundation,” said ChromaDex CEO Rob Fried.

Results of operations for the three months ended June 30, 2019

For the three months ended June 30, 2019 (“Q2 2019”), ChromaDex reported net sales of $11.1 million, up 42% compared to $7.8 million in the second quarter of 2018 ("Q2 2018"). The increase in Q2 2019 revenues was driven by growth in sales of TRU NIAGEN.

Gross margin increased by 700 basis points to 56.3% for Q2 2019 compared to 49.3% in Q2 2018. The increase in gross margin was driven by the positive impact of TRU NIAGEN consumer product sales.

Operating expenses increased by $1.7 million to $13.4 million in Q2 2019, compared to $11.8 million in Q2 2018. The increase in operating expenses was driven by an increase of $0.5 million of advertising and marketing and $1.3 million of general and administrative expense, partially offset by $0.3 million of lower R&D expense. The increase in general and administrative expense was driven by higher royalties to patent holders and higher legal expense.

The net loss for the second quarter of 2019 was $7.8 million or ($0.14) per share as compared to a net loss of $8.1 million or ($0.15) per share for the second quarter of 2018. For Q2 2019, the reported loss was negatively impacted by a non-cash charge of $1.8 million related to equity-based compensation and $0.6 million of costs related to the issuance of $10.0 million convertible notes to certain investors which were recorded as a debt discount and amortized as interest expense.

Adjusted EBITDA excluding total legal expense, a non-GAAP measure, was ($2.1) million for Q2 2019, compared to ($3.9) million for Q2 2018. Sequentially, Adjusted EBITDA excluding total legal expense improved by $0.6 million compared to ($2.7) million for the three months ended March 31, 2019. The $0.6 million improvement was primarily driven by higher gross margins and higher sales. Adjusted EBITDA excluding total legal expense for the three months ended December 31, 2018 and September 30, 2018 were ($4.0) million and ($4.3) million, respectively.

ChromaDex defines Adjusted EBITDA excluding total legal expense as net income or (loss) which is adjusted for interest, income tax, depreciation, amortization, non-cash stock compensation costs and total legal expense.

For the second quarter of 2019, the net cash used in operating activities was $9.0 million versus $6.5 million for the same period in the prior year. The Company ended the second quarter of 2019 with cash of $19.8 million, which includes the $10.0 million of proceeds from the issuance of convertible notes.

2019 Outlook

Looking forward, the Company expects revenue growth to be driven primarily by its U.S. ecommerce and Watsons international business, as well as the launch of TRU NIAGEN® with other distributors in certain new international markets.  The Company expects continued gross margin improvement and lower selling, marketing and advertising as well as general and administrative expenses as a percentage of net sales.

Investor Conference Call

ChromaDex management will host an investor conference call to discuss the second quarter results and provide a general business update on Wednesday, August 7, at 4:30pm ET.

Participants should call in at least 10 minutes prior to the call. The dial-in information is as follows:

Date: Wed., August 7, 2019
Time: 4:30 p.m. Eastern time (1:30 p.m. Pacific time)
Toll-free dial-in number: 1-866-211-3191
International dial-in number: 1-647-689-6604
Conference ID: 3774159
Webcast link: ChromaDex Q2 2019 Earnings Conference Call

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.chromadex.com.

A replay of the conference call will be available after 7:30 p.m. ET.

Toll-free replay number: 1-800-585-8367
International replay number: 1-416-621-4642
Replay ID: 3774159

The earnings press release, and its accompanying financial exhibits, will be available on the Investor Relations section of the Company website, www.chromadex.com.

About Non-GAAP Financial Measures:

ChromaDex’s non-GAAP financial measures exclude interest, income tax, depreciation, amortization, non-cash share-based compensation costs and total legal expense for adjusted EBITDA excluding total legal expense. ChromaDex used these non-GAAP measures when evaluating its financial results as well as for internal resource management, planning and forecasting purposes. These non-GAAP measures should not be viewed in isolation from or as a substitute for ChromaDex’s financial results in accordance with GAAP. Reconciliation of GAAP to non-GAAP measures are attached to this press release.

About ChromaDex:

ChromaDex Corp. is a science-based integrated nutraceutical company devoted to improving the way people age. ChromaDex scientists partner with leading universities and research institutions worldwide to uncover the full potential of NAD and identify and develop novel, science-based ingredients. Its flagship ingredient, NIAGEN® nicotinamide riboside, sold directly to consumers as TRU NIAGEN®, is backed with clinical and scientific research, as well as extensive IP protection. TRU NIAGEN® is helping the world AGE BETTER®. ChromaDex maintains a website at www.chromadex.com to which ChromaDex regularly posts copies of its press releases as well as additional and financial information about the Company.

Important Note on Forward Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include the quotation from ChromaDex’s Chief Executive Officer, and statements related to future revenue growth being driven by ChromaDex’s U.S. ecommerce and Watsons’ international business, launching TRU NIAGEN in certain new international markets, the expectations of gross margin improvement, and the expectations of lower selling, marketing and advertising expenses and lower general and administrative expenses as a percentage of net sales. Other risks that contribute to the uncertain nature of the forward-looking statements are reported in our most recent Forms 10-Q and 10-K as filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and actual results may differ materially from those suggested by these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement and ChromaDex undertakes no obligation to revise or update this release to reflect events or circumstances after the date hereof.

ChromaDex Investor Relations Contact:

Brianna Gerber, Sr. Director of FP&A and Investor Relations
949-419-0288 ext. 127
briannag@chromadex.com

ChromaDex Media Contact:

Alex Worsham, Director of Strategic Partnerships
310-388-6706 ext. 689
alexw@chromadex.com

ChromaDex Corporation

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Statements of Operations
For the Three Month Periods Ended June 30, 2019 and June 30, 2018
(In thousands, except per share data)

	June 30, 2019	June 30, 2018

Sales, net	$11,101	$7,803
Cost of sales	4,847	3,957

Gross profit	6,254	3,846

Operating expenses:
Sales and marketing	4,308	3,773
Research and development	1,069	1,414
General and administrative	7,932	6,596
Other	125	-
Operating expenses	13,434	11,783

Operating loss	(7,180)	(7,937)

Nonoperating income (expense):
Interest expense, net	(575)	(48)
Other	-	(65)
Nonoperating income (expense):	(575)	(113)

Net loss	$(7,755)	$(8,050)

Basic and diluted loss per common share	$(0.14)	$(0.15)

Basic and diluted weighted average common shares outstanding	55,539	54,892

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Reporton Form 10-Q filed with Securities and Exchange Commission on August 7, 2019.

ChromaDex Corporation and Subsidiaries

Condensed Consolidated Balance Sheets
June 30, 2019 and December 31, 2018
(In thousands, except per share data)

	Jun. 30, 2019	Dec. 31, 2018
Assets

Current Assets
Cash, including restricted cash of $0.2 million and $0.2 million, respectively	$19,760	$22,616
Trade receivables, net of allowances of $0.5 million and $0.5 million, respectively;
Receivables from Related Party: $1.6 million and $0.7 million, respectively	5,740	4,359
Contract assets	52	56
Receivable held at escrow, net of allowance of $0.2 million and $0.1 million, repectively	553	677
Inventories	10,714	8,249
Prepaid expenses and other assets	706	577
Total current assets	37,525	36,534

Leasehold Improvements and Equipment, net	3,737	3,585
Intangible Assets, net	1,434	1,547
Right of Use Assets	1,190	-
Other Long-term Assets	656	566

Total assets	$44,542	$42,232

Liabilities and Stockholders' Equity

Current Liabilities
Accounts payable	$9,323	$9,548
Accrued expenses	3,643	4,444
Convertible notes	9,987	-
Current maturities of operating lease obligations	662	-
Current maturities of finance lease obligations	303	173
Contract liabilities and customer deposits	293	275
Total current liabilities	24,211	14,440

Deferred Revenue	3,873	-
Operating Lease Obligations, Less Current Maturities	1,192	-
Finance Lease Obligations, Less Current Maturities	121	137
Deferred Rent	-	477

Total liabilities	29,397	15,054

Commitments and Contingencies

Stockholders' Equity
Common stock, $.001 par value; authorized 150,000 shares;
issued and outstanding June 30, 2019 55,384 shares and
December 31, 2018 55,089 shares	55	55
Additional paid-in capital	120,935	116,876
Accumulated deficit	(105,845)	(89,753)
Total stockholders' equity	15,145	27,178

Total liabilities and stockholders' equity	$44,542	$42,232

See Notes to Condensed Consolidated Financial Statements in Part I of ChromaDex's Quarterly Reporton Form 10-Q filed with Securities and Exchange Commission on August 7, 2019.

ChromaDex Corporation and Subsidiaries

Reconciliation of Non-GAAP Financial Measures
(In thousands)

	Three months ended
	Mar. 31, 2018	Jun. 30, 2018	Sep. 30, 2018	Dec. 31, 2018	Mar. 31, 2019	Jun. 30, 2019

Net loss, as reported	$(8,443)	$(8,050)	$(8,605)	$(8,218)	$(8,337)	$(7,755)
Adjustments:
Interest (income) expense	44	48	9	(22)	(35)	575
Depreciation	121	146	169	171	173	190
Amortization of intangibles	58	58	59	60	61	61
Amortization of right of use assets	-	-	-	-	138	141
Share-based compensation	1,258	1,811	1,317	1,985	2,029	1,759
Adjusted EBITDA	$(6,962)	$(5,987)	$(7,051)	$(6,024)	$(5,971)	$(5,029)

Total legal expense	2,973	2,079	2,723	2,045	3,250	2,926

Adjusted EBITDA excluding total legal expense	$(3,989)	$(3,908)	$(4,328)	$(3,979)	$(2,721)	$(2,103)